EXHIBIT 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement (this "AGREEMENT") is made and entered into by and between Biopool International, Inc., a Delaware corporation (the "COMPANY") and Michael D. Bick, Ph.D. ("EXECUTIVE"), as of this 7th day of July, 1999, to be effective on the earlier to occur of (i) the date upon which a Chief Executive Officer satisfactory to the Board of Directors of the Company commences employment with the Company, or (ii) the date of a Change of Control (as defined in Section 2(f), below) (the "EFFECTIVE DATE"). Prior to the Effective Date, the terms and conditions of Executive's employment shall continue on the same basis as that which existed prior to the date of this Agreement.


                  1.1 Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages and employs Executive as an officer of the Company, with the title and designation of Chairman of the Board. Executive hereby accepts such engagement and employment.

                  1.2 Executive shall report directly to the Chief Executive Officer of the Company, or in the absence of a Chief Executive Officer, to the Board of Directors (the "Board"), and Executive's duties and responsibilities shall be those which are normally and customarily vested in the office of Chairman of the Board of a corporation, subject to the supervision, direction and control of the Chief Executive Officer of the Company. In particular, Executive's duties shall include the following services and performance:

                           (a)      Chair all  Board meetings, and work together
with the CEO to develop an agenda for Board meetings;

                           (b)      Attend meetings, and  engage in  discussions
at the reasonable request of the Chief Executive Officer relating to strategic initiatives of the Company, including but not limited to, capital raising transactions, partnering, reorganizations, mergers or business combinations, strategic planning, research and product development, etc.

                           (c)      If  requested,  appear and  speak  at Annual
Meetings of Shareholders;

                           (d)      Assist in  the  transition  of management to
the new Chief Executive Officer;

                           (e)      Refrain   from   engaging  in   any  Company
business activity which the Chief Executive Officer reasonably requests; and

                           (f)      At  the  reasonable  request  of  the Board,
perform any special project, which is mutually agreeable to the Board and the Executive.

                  1.3 Executive agrees to devote such amount of his business time, energies, skills, efforts and attention to his duties hereunder as Executive reasonably believes are required to fulfill such duties. During the term hereof, Executive shall not, without the prior written consent of the Company, which consent may be withheld for any reason or for no reason, render any services to any other person or business entity who or which is engaged in any segment of the hemostasis business which, in the reasonable judgment of the Board, competes with any part of the Company's business. Notwithstanding the foregoing, Executive shall not be obligated to devote more than 50 hours per month to the performance of services hereunder. Executive will use his best efforts and abilities faithfully and diligently to carry out his obligations hereunder and to act in accordance with the Company's business interests.


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                  1.4 Except for routine travel  incident to the business of the
Company, Executive shall perform his duties and obligations under this Agreement principally in Ventura, California, or such other location in Ventura or Los Angeles County, California, as the Board may from time to time determine.

         2.       TERM OF EMPLOYMENT AND TERMINATION.    Executive's  employment
pursuant to this Agreement shall be for a three-year period commencing on the Effective Date, and shall terminate on the earliest to occur of the following:

                  (a) The close of business on the date which is three years from the Effective Date;

                  (b)      The death of Executive;

                  (c) Delivery to Executive of written notice of termination by the Company if Executive shall suffer a physical or mental disability, which renders Executive, in the reasonable judgment of the Board, unable to perform his duties and obligations under this Agreement for 90 days in any 12-month period;

                  (d) Delivery to Executive of written notice of termination by the Company "for cause," by reason of: (i) any act or omission knowingly undertaken or omitted by Executive with the intent of causing damage to the Company, its properties, assets or business or its stockholders, officers, directors or employees; (ii) any act of Executive involving a material personal profit to Executive, including, without limitation, any fraud, misappropriation or embezzlement, involving properties, assets or funds of the Company or any of its subsidiaries; (iii) Executive's consistent failure to perform his normal duties or any obligation under any provision of this Agreement, in either case, as directed by the Board following written notice of such failure and an opportunity of not less than 30 days to cure such breach; or (iv) conviction of, or pleading NOLO CONTENDERE to, (A) any crime or offense involving monies or other property of the Company; (B) any felony offense; or (C) any crime of moral turpitude;

                  (e) Delivery to Executive of written notice of termination by the Company "without cause, " in which case the Company shall pay Executive the balance of compensation owed under this Agreement, as specified in Section 3 below;

                  (f) Delivery to the Company of written notice of termination by Executive upon the occurrence of a "change of control; " but only if such change of control results in Executive having to perform services for the Company that are materially different from the services performed by Executive prior to the change of control. Promptly following any change of control, the Company shall provide written notice of such fact to Executive. Executive shall have a period of 90 days following his receipt of such notice to elect to notify the Company that Executive is treating such change of control as requiring a material change in his duties, and therefore, a termination of this Agreement.

                           For  purposes of this Agreement, the following events
shall constitute a "change of control":

                           (i)      Any  person  or  entity (or group of related
persons or entities acting in concert) shall acquire shares of capital stock of the Company entitled to exercise 50% or more of the total voting power represented by all shares of capital stock of the Company then outstanding; or

                           (ii)     The Company shall sell or otherwise transfer
all or substantially all of its assets or merge, consolidate or reorganize with any other corporation or entity, as the result of which less than 50% of the total voting power represented by the capital stock or other equity interests of the corporation or entity to which the Company's assets are sold or transferred or surviving such merger, consolidation or reorganization shall be held by the persons and entities who were holders of common stock of the Company immediately prior to such transaction; or

                           (iii)    The Company shall issue or otherwise than on
a pro rata basis additional shares of capital stock representing (after giving effect to such issuance) more than 50% of the total voting power of the Company; or


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                           (iv)     The  persons  who  were the directors of the
Company as of the Effective Date shall cease to comprise a majority of the Board of Directors of the Company.

         3.       COMPENSATION; EXECUTIVE BENEFIT PLANS.

                  3.1 The Company shall pay to Executive a base salary at an annual rate of $140,400 during each contract year of this Agreement. The base salary shall be payable in installments throughout the year in the same manner and at the same times the Company pays base salaries to other executive officers of the Company. In the event that Executive's employment is terminated pursuant to Section 2(e) or Section 2(f), above, the Company shall continue to pay to Executive all of the compensation provided for in this Section 3 until the expiration of the term of this Agreement.

                  3.2 Executive shall be entitled to reimbursement from the Company for the reasonable costs and expenses which he incurs in connection with the performance of his duties and obligations under this Agreement in a manner consistent with the Company's practices and policies as adopted or approved from time to time by the Board for executive officers. Executive shall be entitled to reimbursement for business-class travel expenses for any flight in excess of 1,000 miles.

                  3.3 The Company shall provide Executive with a monthly automobile allowance of $420, and shall pay an aggregate of $380 per month for Executive's membership in one or more country, professional or social clubs.

                  3.4 The Company may deduct from any compensation payable to Executive the minimum amounts sufficient to cover applicable federal, state and/or local income tax withholding, old-age and survivors' and other social security payments, state disability and other insurance premiums and payments.

         4. OTHER BENEFITS. During the term of his employment hereunder, Executive shall be eligible to participate in all operative employee benefit and welfare plans of the Company then in effect from time to time and in respect of which all executive officers of the Company generally are entitled to participate ("COMPANY EXECUTIVE BENEFIT PLANS"), including, to the extent then in effect, 401(k), group life, medical, disability and other insurance plans, all on the same basis applicable to employees of the Company whose level of management and authority is comparable to that of Executive.

         5.       CONFIDENTIALITY OF PROPRIETARY INFORMATION AND MATERIAL.

                  5.1 INDUSTRIAL PROPERTY RIGHTS. For the purpose of this Agreement, "INDUSTRIAL PROPERTY RIGHTS" shall mean all of the Company's patents, trademarks, trade names, inventions, copyrights, know- how or trade secrets, now in existence or hereafter developed or acquired by the Company or for its use, relating to any and all products which are developed, formulated and/or manufactured by the Company.

                  5.2 TRADE SECRETS. For the purpose of this Agreement, "TRADE SECRETS" shall mean any formula, pattern, device, or compilation of information which is used in the Company's business which gives the Company an opportunity to obtain an advantage over its competitors who do not know and/or do not use it. This term includes, but is not limited to, information relating to the marketing of the Company's products, including price lists, pricing information, customer lists, customer names, the particular needs of customers, information relating to their desirability as customers, financial information, intangible property and other such information which is not in the public domain.

                  5.3 TECHNICAL DATA. For the purpose of this Agreement, "TECHNICAL DATA" shall mean all information of the Company in written, graphic or tangible form relating to any and all products which are developed, formulated and/or manufactured by the Company, as such information exists as of the date of this Agreement or is developed by the Company during the term hereof.




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                  5.4   PROPRIETARY   INFORMATION.   For  the  purpose  of  this
Agreement, "PROPRIETARY INFORMATION" shall mean all of the Company's Industrial Property Rights, Trade Secrets and Technical Data. Proprietary Information shall not include any information which (i) was lawfully in the possession of Executive prior to Executive's employment with the Company, (ii) may be obtained by a reasonably diligent businessperson from readily available and public
sources  of  information,   (iii)  is  lawfully  disclosed  to  Executive  after
termination of Executive's employment by a third party which does not have an obligation to the Company to keep such information confidential, or (iv) is independently developed by Executive after termination of Executive's employment without utilizing any of the Company's Proprietary Information.

                  5.5 AGREEMENT NOT TO COPY OR USE. Executive agrees, at any time during the term of his employment and for a period of ten years thereafter, not to copy, use or disclose (except as required by law after first notifying the Company and giving it an opportunity to object) any Proprietary Information without the Company's prior written permission. The Company may withhold such permission as a matter within its sole discretion during the term of this Agreement and thereafter.

         6. RETURN OF CORPORATE PROPERTY AND TRADE SECRETS. Upon any termination of this Agreement, Executive shall turn over to the Company all property, writings or documents then in his possession or custody belonging to or relating to the affairs of the Company or comprising or relating to any Proprietary Information.

         7.       DISCOVERIES AND INVENTIONS.

                  7.1 DISCLOSURE. Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method, product or work of authorship, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, whether or not during regular working hours (hereinafter referred to as "Developments"), either solely or in collaboration with others, (a) prior to the term of this Agreement while working for the Company, (b) during the term of this Agreement or (c) within six months after the term of this Agreement, if relating either directly or indirectly to the business, products, practices, techniques or confidential information of the Company.

                  7.2 ASSIGNMENT. Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Executive's right, title and interest in and to any and all of such Developments; PROVIDED, HOWEVER, that, in accordance with California Labor Code Sections 2870 and 2872, the provisions of this Section 7.2 shall not apply to any Development that the Executive developed entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information except for those Developments that either:

                           (a)      Relate   at   the   time  of  conception  or
reduction to practice of the Development to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

                           (b)      Result  from any work performed by Executive
for the Company.

                  7.3 ASSISTANCE OF EXECUTIVE. Upon request and without further compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all reasonable lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that, in the reasonable opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all Developments and for perfecting, affirming and recording the Company's complete ownership and title thereto, subject to the proviso in Section 7.2 hereof, and Executive will otherwise reasonably cooperate in all proceedings and matters relating thereto.




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                  7.4  RECORDS.   Executive  will  keep  complete  and  accurate
accounts, notes, data and records of all Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, subject to the proviso in Section 7.2 hereof, and, upon request by the Company, Executive will promptly surrender the same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

                  7.5 OBLIGATIONS, RESTRICTIONS AND LIMITATIONS. Executive understands that the Company may enter into agreements or arrangements with agencies of the United States Government and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the term of this Agreement and shall take any and all further action, which may be required to discharge such obligations and to comply with such restrictions and limitations.

         8.       NON-SOLICITATION COVENANT.

                  8.6 NONSOLICITATION AND NONINTERFERENCE. During the term of this Agreement and for a period of two years thereafter, Executive shall not (a) induce, attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere adversely with the relationship between any such employee and the Company, (b) induce or attempt to induce any employee of the Company to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person, firm or corporation, (c) hire any employee of the Company to work for, render services or provide advice to any third person, firm or corporation, or (d) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company.

                  8.7 INDIRECT SOLICITATION. Executive agrees that, during the term of this Agreement and the period covered by Section 8.1 hereof, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Section 8.1 if such activity were carried out by Executive, either directly or indirectly; and, in particular, Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

         9. INJUNCTIVE RELIEF. Executive hereby recognizes, acknowledges and agrees that in the event of any breach by Executive of any of his covenants, agreements, duties or obligations contained in Sections 5, 6, 7 and 8 of this Agreement, the Company would suffer great and irreparable harm, injury and damage, the Company would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by the Company as a result of such breach, and the Company would not be reasonably or adequately compensated in damages in any action at law. Executive therefore covenants and agrees that, in addition to any other remedy the Company may have at law, in equity, by statute or otherwise, in the event of any breach by Executive of any of his covenants, agreements, duties or obligations contained in Sections 5, 6, 7 and 8 of this Agreement, the Company shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief from any court of competent jurisdiction to enforce any of the rights of the Company, or any of the covenants, agreements, duties or obligations of Executive hereunder, and/or otherwise to prevent the violation of any of the terms or provisions hereof, all without the necessity of proving the amount of any actual damage to the Company or any affiliate thereof resulting therefrom; PROVIDED, HOWEVER, that nothing contained in this Section 9 shall be deemed or construed in any manner whatsoever as a waiver by the Company of any of the rights which the Company may have against Executive at law, in equity, by statute or otherwise arising out of, in connection with or resulting from the breach by Executive of any of his covenants, agreements, duties or obligations hereunder.




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         10.      MISCELLANEOUS.

                  10.8 NOTICES. All notices, requests and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

                           If to Company:

                                    Biopool International
                                    6025 Nicolle Street
                                    Ventura, California  93003
                                    Attn: Board of Directors

                           If to Executive:

                                    Michael D. Bick, Ph.D.
                                    1341 Beachmont
                                    Ventura, California  93001

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given three days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section.

                  10.9 ENTIRE  AGREEMENT.  This Agreement  contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

                  10.10 ATTORNEYS' FEES. If any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party of its obligations under this Agreement, the prevailing party shall recover all of such party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  10.11 GOVERNING LAW.    THIS  AGREEMENT  SHALL  BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                  10.12 CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  10.14 BUSINESS DAY. If the last day permissible for delivery of any Notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such Notice or performance shall be extended to the next following business day (PROVIDED, HOWEVER, under no circumstances shall this provision be construed to extend the date of termination of this Agreement).




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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first set forth above.


COMPANY:                                              EXECUTIVE:

BIOPOOL INTERNATIONAL, INC.


By:    /S/ N. PRICE PASCHALL                          /S/ MICHAEL D. BICK, PH.D.
       -------------------------------------          --------------------------
       N. Price Paschall,                             Michael D. Bick, Ph.D.
       Director


By:    /S/ DOUGLAS AYER
       -------------------------------------
       Douglas Ayer,
       Director


By:    /S/ JAMES H. CHAMBERLAIN
       -------------------------------------
       James H. Chamberlain,
       Director




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